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As filed with the United States Securities and Exchange Commission on November 12, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

BIOGEN IDEC INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction
of incorporation or organization)

 33-0112644
(I.R.S. Employer
Identification No.)

14 Cambridge Center
Cambridge, Massachusetts 02142
(Address of Principal Executive Offices)

2003 Omnibus Equity Plan
(Full title of the plan)

Thomas J. Bucknum, Esq.
Biogen Idec Inc.
Executive Vice President, General Counsel and Secretary
14 Cambridge Center
Cambridge, Massachusetts 02142
(617) 679-2000
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.0005 par value per share	17,400,000 shares	$32.965	$573,591,000	$6,836

(1)
This Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Common Stock. The Registrant's Common Stock registered pursuant to this Registration Statement includes registration of an equal number of rights issuable to the Registrant's stockholders pursuant to and under the circumstances described in the Registrant's Amended and Restated Rights Agreement dated as of July 27, 2001, as amended.
(2)
Estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee on the basis of the average of the high (i.e., $33.59) and low (i.e., $32.34) selling prices of the Registrant's Common Stock as reported on the Nasdaq National Market on November 11, 2003. The filing fee payable is $46,404. Of this amount, the Registrant offsets $6,375 in fees paid to the SEC with respect to unsold shares of the Registrant's Common Stock registered pursuant to the Registrant's Registration Statement on Form S-4/A (SEC File No. 333-107098), $16,243 in fees paid with respect to unsold shares of the Registrant's Common Stock registered pursuant to the Registrant's Registration Statement on Form S-8 (SEC File No. 333-106794) and $16,950 in fees paid with respect to unsold shares of the Registrant's Common Stock registered pursuant to the Registrant's Registration Statement on Form S-8 (SEC File No. 333-97211). The remaining amount of fees payable of $6,836 have been transmitted to the SEC as of the date hereof.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1: Plan Information*

Item 2: Registrant Information and Employee Plan Annual Information*

  *
  Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3: Incorporation of Documents by Reference

        The following documents, which have been previously filed by the Registrant with the United States Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference into this Registration Statement:

  (1)
  Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 31, 2003 and Registrant's amendment to such Annual Report on Form 10-K filed on Form 10-K/A on October 3, 2003;

  (2)
  Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 filed on May 15, 2003;

  (3)
  Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 filed on August 14, 2003;

  (4)
  Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 filed October 31, 2003;

  (5)
  Registrant's Current Reports on Form 8-K filed on April 15, 2003, June 23, 2003, July 17, 2003, July 31, 2003, September 3, 2003, October 3, 2003, October 14, 2003 and November 12, 2003;

  (6)
  Registrant's Definitive Proxy Statement on Form DEF14A filed on April 11, 2003; and

  (7)
  The description of Registrant's common stock contained in Registrant's Registration Statement on Form S-4/A (File No. 333-107098).

        Until such time that a post-effective amendment to this Registration Statement has been filed which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold at the time of such amendment, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4: Description of Securities

        Not applicable.

Item 5: Interests of Named Experts and Counsel

        Not applicable.

Item 6: Indemnification of Directors and Officers

        The Registrant's Amended and Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derived an improper personal benefit.

        The Registrant's Bylaws provide that the Registrant shall indemnify its directors and may indemnify its officers and employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties.

        The Registrant's Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Registrant currently has secured such insurance on behalf of its directors and officers.

        The Registrant has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in its Bylaws. These agreements, among other things, indemnify the Registrant's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or executive officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the Registrant's request. The Registrant believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Item 7: Exemption from Registration Claimed

        Not applicable.

Item 8: Exhibits

Exhibit Number	Description
4.1(1)	Description of Common Stock.
5.1	Opinion of Pillsbury Winthrop LLP.
23.1	Consent of Independent Auditors—KPMG LLP.
23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).
23.3	Consent of Independent Accountants—PricewaterhouseCoopers LLP.
24.1	Powers of Attorney (included in signature page to Registration Statement).
99.1(2)	2003 Omnibus Equity Plan.

(1)
Reference is made to the description of the Registrant's capital stock contained in the Registrant's Registration Statement on Form S-4/A (File No. 333-107098), which is incorporated herein by reference.

(2)
Filed as exhibit 10.73 to the Registrant's Current Report on Form 8-K filed with the Commission on November 12, 2003, and incorporated by reference herein.

Item 9: Undertakings

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act; and

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; and

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts on this 12th day of November 2003.

BIOGEN IDEC INC.
By:	/s/ JAMES C. MULLEN James C. Mullen Chief Executive Officer and President

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Bucknum and Anne Marie Cook and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-facts and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JAMES C. MULLEN James C. Mullen	Chief Executive Officer, President and Director (Principal Executive Officer)	November 12, 2003
/s/ PETER N. KELLOGG Peter N. Kellogg	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 12, 2003
/s/ WILLIAM H. RASTETTER William H. Rastetter, Ph.D.	Executive Chairman and Director	November 12, 2003
Alan Belzer	Director	November , 2003
Lawrence C. Best	Director	November , 2003
/s/ ALAN B. GLASSBERG Alan B. Glassberg, M.D.	Director	November 12, 2003
Mary L. Good, Ph.D.	Director	November , 2003

Thomas F. Keller, Ph.D.	Director	November , 2003
/s/ ROBERT W. PANGIA Robert W. Pangia	Director	November 12, 2003
/s/ BRUCE R. ROSS Bruce R. Ross	Director	November 12, 2003
/s/ LYNN SCHENK Lynn Schenk	Director	November 12, 2003
Phillip A. Sharp, Ph.D.	Director	November , 2003
/s/ WILLIAM D. YOUNG William D. Young	Director	November 12, 2003

EXHIBIT INDEX

Exhibit Number	Description
4.1(1)	Description of Common Stock.
5.1	Opinion of Pillsbury Winthrop LLP.
23.1	Consent of Independent Auditors — KPMG LLP.
23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).
23.3	Consent of Independent Accountants—PricewaterhouseCoopers LLP.
24.2	Powers of Attorney (included in signature page to Registration Statement).
99.1(2)	2003 Omnibus Equity Plan.

(1)
Reference is made to the description of the Registrant's capital stock contained in the Registrant's Registration Statement on Form S-4/A (File No. 333-107098), which is incorporated herein by reference.

(2)
Filed as exhibit 10.73 to the Registrant's Current Report on Form 8-K filed with the Commission on November 12, 2003, and incorporated by reference herein.

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PART I INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
  Item 1: Plan Information
  Item 2: Registrant Information and Employee Plan Annual Information
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3: Incorporation of Documents by Reference
  Item 4: Description of Securities
  Item 5: Interests of Named Experts and Counsel
  Item 6: Indemnification of Directors and Officers
  Item 7: Exemption from Registration Claimed
  Item 8: Exhibits
  Item 9: Undertakings
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX